EXHIBIT 99.1

GAMING FACILITY LICENSE AWARD

MONTREIGN OPERATING COMPANY, LLC

The Gaming Commission (“Commission”) having issued a Request for Applications to Develop and Operate a Gaming Facility in New York State dated March 31, 2014 (“RFA”); and

Montreign Operating Company, LLC (“Montreign”) having submitted a response to the RFA (the response, along with such other periodic amendments, updates and submissions, the “Application”); and

The Commission having reviewed the entire Application; and

Having determined, based upon an investigation by the New York State Police, that Montreign and its associated entities and individuals are suitable and not disqualified in accordance with sections 1317 and 1318 of the Racing, Pari-Mutuel Wagering and Breeding Law; and

Having determined that Montreign meets each of the minimum license thresholds in accordance with section 1316 of the Racing, Pari-Mutuel Wagering and Breeding Law;

The Commission awards to Montreign, to be effective on the License Award Effective Date as defined herein, a gaming facility license to develop and operate the Montreign Resort Casino (“Gaming Facility”) in the Town of Thompson in Sullivan County (“License”).

Terms of the License include:

Name and Address of Licensee: Montreign Operating Company, LLC c/o Empire Resorts Inc., 204 State Route, PO Box 5013, Monticello, New York 12701.

Name and Address Agent for Service of Process: Montreign Operating Company, LLC. c/o Corporation Service Company, 80 State Street, Albany, New York, 12207-2543.

License Award Effective Date: The License is awarded effective as of March 1, 2016, or upon payment of the financial commitments required by Racing, Pari-Mutuel Wagering and Breeding Law §1315(1) and (4), whichever occurs earlier, pursuant to 9 NYCRR §5301.6(b)(4).

License Duration: 10 years from the License Award Effective Date, renewable thereafter for a period of at least 10 years.

License Conditions: This License is subject to the conditions attached hereto as Exhibit 1 (“License Conditions”). The License Conditions now in effect and as hereafter amended or modified are incorporated by reference, included as if completely set forth herein and made a part of this License.

/s/ Kristen M. Buckley Kristen M. Buckley Acting Secretary to the Commission

DATED: December 21, 2015

EXHIBIT 1

LICENSE CONDITIONS

All references to laws of New York or provisions of the Official Compilation of Codes, Rules and Regulations of the State of New York (“NYCRR”) are to the provisions of such laws as they exist on the date hereof and as they may hereafter be amended from time to time.

General Conditions

1. License Fee

Montreign shall pay, within 30 days of the License Award Effective Date, a $50,000,000 gaming facility license fee by electronic funds transfer in accordance with subdivision 4 of section 1315 of the Racing, Pari-Mutuel Wagering and Breeding Law, 9 NYCRR § 601.1(a)(1), and 9 NYCRR § 5301.9(b) and an additional $1,000,000 in accordance with Exhibit VIII.B.11 of the Request for Application.

2. Bond

Montreign shall, on the License Award Effective Date, deposit via cash or bond, $85,392,588 (10% of the proposed capital investment) in accordance with subdivision 1 of section 1315 of the Racing, Pari-Mutuel Wagering and Breeding Law and 9 NYCRR § 5301.9(a).

3. Capital Investment

Montreign shall invest, or cause to be invested, not less than $853,925,880 in development of the Gaming Facility and Adelaar Development described in General Conditions 5 and 6 in accordance with the design plans submitted with the Application.

4. Land

Montreign shall own or acquire (including by lease), within 60 days of the License Award Effective Date, the land where the Gaming Facility is proposed to be constructed, in accordance with subdivision 2 of section 1316 of the Racing, Pari-Mutuel Wagering and Breeding Law.

5. Gaming Facility

Montreign shall construct the Gaming Facility which, at a minimum, shall include the following:

a.	Gaming floor of no less than an aggregate total of 90,000 square feet featuring no less than 2,150 slot machines, 102 table games and a 14 – 16 table poker room (inclusive of the poker room and VIP and high-limit areas);

b.	Designated VIP/high-limit areas within such gaming floor which will offer a minimum of 26 slot machines, 8 table games, and a player’s lounge with food and beverages;

c.	Hotel containing no less than 332 luxury rooms (including at least eight 1,000 – 1,200 square feet garden suites, seven 1,800 square feet, two story townhouse villas, and 12 penthouse-level suites), indoor pools and fitness center;

d.	A VIP floor containing 6 private VIP gaming salons, a private gaming cage, and butler service;

e.	Multi-purpose meeting and entertainment space of no less than 27,000 square feet with seating capacity for 1,300 people and a mezzanine level that includes a minimum of 14 - 16 table poker room, access to an outdoor terrace and no less than 7,000 square feet of meeting room space;

f.	Spa of no less than 7,500 square feet;

g.	At least seven restaurants/food and beverage outlets (inclusive of the food court), with an aggregate capacity for at least 727 patrons; and

h.	At least four bar/lounges (including restaurant bars) with capacity for at least 141 patrons.

6. Adelaar Development

Montreign shall substantially fulfill the commitments and execute the development plans presented in the Application in regard to Adelaar, a comprehensive master planned resort community which includes:

a.	Montreign Resort Casino, as described in General Condition 5. above;

b.	lndoor Waterpark Lodge of no less than 325,000 square feet including a hotel with no less than 300 family-style suites, a 75,000 square foot indoor water park, a 25,000 square foot conference and banquet center, a 25,000 square foot outdoor water park, a 25,000 square foot arcade, two 5,000 square feet restaurants with an aggregate capacity for 250 patrons, and Concord Ski Hill;

c.	Entertainment Village of no less than 50,000 but no more than 200,000 square feet with dining facilities and retail shops; and

d.	Monster golf course.

7. Compliance with Construction Plans

Montreign shall comply in all material respects with the Gaming Facility construction plans, specifications, and timelines as contained in the Application or as otherwise approved by the Commission in accordance Article 13 of the Racing, Pari-Mutuel Wagering and Breeding Law and 9 NYCRR § 5301.

8. Commencement of Operations and Public Opening

Montreign shall commence gaming operations within 24 months following the License Award Effective Date in accordance with subdivision 3 of section 1315 of the Racing, Pari-Mutuel Wagering and Breeding Law and 9 NYCRR § 5301. Montreign shall be approved to open for gaming upon the Commission’s determination that the Gaming Facility, as described in General Condition 5. above has been substantially completed in accordance with the Application and is in compliance with 9 NYCRR § 5301.10.

9. Compliance with Executive Law Article 15-A and MWBE Requirements

Montreign shall comply with the provisions of Article 15-A of the Executive Law and 5 NYCRR §§ 140-144 and 9 NYCRR § 5311, including compliance with regulations in regard to utilization plans and procurement contracts for gaming facility capital projects.

10. Compliance with all Permitting Requirements

Montreign shall take all reasonable steps necessary to obtain and comply with all Federal, State, local and special permits and zoning approvals as required for the project.

11. Compliance with Agreements

Montreign shall maintain and comply in all material respects with the terms and conditions of the following agreements now in effect and as hereafter amended:

a.	Impacted live entertainment agreements as listed in Exhibit IX.B.2.a of the Application including the Memorandum of Understanding between Montreign and The Upstate Theater Coalition for a Fairgame and the Venues dated June 24, 2014.

b.	Project labor agreements as listed in Exhibit X.B.5 of the Application including the Agreement between Empire Resorts Inc. and the Hudson Valley Building and Construction Trades Council dated March 7, 2013; the Agreement between EPR Concord II. L. P. and the Local Unions affiliated with the Hudson Valley Building and Construction Trades Council dated June 20, 2014; and the Agreement between EPR Concord II, L.P. and the Local Unions affiliated with the Hudson Valley Building and Construction Trades Council dated September 5, 2014.

c.	Labor peace agreements as listed in Exhibit X.B.6 of the Application including the Agreement between Empire Resorts Inc. and the New York Hotel & Motel Trades Council, AFL-CIO dated April 2, 2012.

d.	Agreements with local partners as listed in Exhibit IX.B.4 of the Application.

e.	Affirmative action program agreements as listed in Exhibit X.B.2 of the Application.

f.	Executed signature forms contained in Attachments 1, 2 and 3 of the Application.

Montreign shall be given notice and a reasonable opportunity to cure any defects or failures to comply with any agreement listed above.

12. Workforce

Montreign shall create a minimum of 1,425 full time jobs and 96 part time jobs.

Montreign shall undertake to establish a workforce development and affirmative action program that conforms, at a minimum, to the programs and practices described in Exhibit X.B. of the Application and that complies with Racing, Pari-Mutuel Wagering and Breeding Law, 9 NYCRR § 5312 and any applicable regulations promulgated in relation thereto.

13. Problem Gambling

Montreign shall undertake to establish a problem gambling program that conforms, at a minimum, to the program described in Exhibit X.A. of the Application and complies with sections 1342, 1362 and 1363 of the Racing, Pari-Mutuel Wagering and Breeding Law and any applicable regulations promulgated in relation thereto.

14. Litigation Update

Montreign shall, within 30 days of the date hereof and thereafter on a quarterly basis, file with the Commission and timely update a list regarding the status of all litigation to which Montreign is a party. For the purposes of this condition, litigation is defined as any matter in which. (a) the damages reasonably may be expected to exceed $1,000,000 and that is not fully and completely covered under an insurance policy with a licensed insurance carrier or (b) the legal or equitable relief requested seeks to revoke or suspend Montreign’s license or otherwise may materially affect Montreign’s ability to apply for or maintain a gaming facility license in New York State or any other jurisdiction. For purposes of this section, Montreign shall include any qualifying entities and individuals associated with the project as determined by the Commission.

15. Compliance with debt to equity ratio requirements

Montreign shall comply with the debt to equity ratio requirements as established through regulation by the Commission.

16. Notification of Defaults

Montreign shall promptly inform the Commission of any declared default or any failure to meet any material payment of interest or principal when due under any of its existing or future debt.

17. Notification of Refinancing of Debt

Montreign shall, pursuant to 9 NYCRR 5301.10(b), provide written notification to the Commission if Montreign intends to enter into a transaction to refinance its existing debt or incur any additional capital debt obligations of $50 million or more, whether in a single transaction or cumulative transactions during any consecutive 12- month period, other than as contained in the Application.

18. Financial Audit Statements

Montreign shall comply with any and all regulations promulgated by the Commission requiring the submission of audited financial statements.

19. Anti-Money Laundering

Montreign shall submit at least 90 days prior to the anticipated opening date and, thereafter, implement and maintain a plan for compliance with the United States Currency and Foreign Transaction Reporting Act (“The Bank Secrecy Act of 1970”) and any applicable regulations promulgated in relation thereto.

20. Application for Alcoholic Beverage License

Montreign shall apply for a casino alcoholic beverage license in accordance with section 1340 of the Racing, Pari-Mutuel Wagering, and Breeding Law and any applicable regulations promulgated in relation thereto.

21. Conditions Binding as of date hereof

All of the terms and conditions of the License, except those specific to the License Award Effective Date, are binding as of the date hereof.

22. Re-opening of conditions

Nothing shall prevent the Commission from amending or modifying the License Conditions upon a petition by Montreign or upon a motion by the Commission.

23. Conditions Binding on Successors and Assigns

All of the terms and conditions of the gaming facility license shall be binding upon Montreign and its permitted successors and assigns.